UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2024

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Chase Oaks Blvd., Suite 100, Plano, TX 75023

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2024, Ribbon Communications Inc. (the “Company”) announced the appointment of John Townsend as Executive Vice President, Chief Financial Officer of the Company, effective upon the earlier of the filing of the Company’s Form 10-Q for the quarter ended September 30, 2024 and November 1, 2024 (the “Effective Date”). As previously reported, Miguel Lopez, the Company’s current Executive Vice President, Chief Financial Officer, is retiring from the Company following the filing of the Company’s Form 10-Q for the quarter ended September 30, 2024.

Mr. Townsend, age 61, was previously the Chief Financial Officer of Digicel Group, a mobile phone network, business services and home entertainment provider operating in 26 markets, from September, 2022 to September, 2023. Prior to his time at Digicel Group, Mr. Townsend served in several positions for Verizon Communications, a global communications and technology company, from 2013 through 2022, including most recently serving as the Chief Financial Officer of Verizon Business from 2019 to 2022. Mr. Townsend’s career also includes time at Vodafone Group PLC, a British multinational telecommunications company, where he served in various senior finance roles from 1993 to 2012, including six years as Chief Financial Officer of Verizon Wireless, which at the time was jointly owned by Vodafone and Verizon. Mr. Townsend holds a B.A. in Economics (honors) and Business Finance from Manchester University and is an Associate of the Institute of Chartered Accountants.

No family relationship exists between Mr. Townsend and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Townsend and any other person pursuant to which Mr. Townsend was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Townsend had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Townsend’s appointment, he has entered into an employment agreement (the “Employment Agreement”) and a severance agreement (the “Severance Agreement”) with the Company. Mr. Townsend has also entered into the Company’s standard indemnification agreement for directors and officers. Pursuant to the Employment Agreement, Mr. Townsend will receive an annual base salary of $500,000 and will be eligible to participate in the Company’s annual cash incentive program, with a target bonus opportunity equal to 75% of his then-applicable annual base salary and a maximum bonus opportunity equal to 200% of his then-applicable annual base salary. Mr. Townsend will receive a one-time relocation bonus of $50,000, after reduction for applicable income tax withholdings, and will be entitled to a monthly temporary housing allowance of $4,500 for six months.

As an inducement for Mr. Townsend’s employment, the Company has agreed to award Mr. Townend sign-on equity grants consisting of a $750,000 time-based vesting grant of restricted share units (the “Sign On RSUs”), calculated based on the five-day average closing price per share of the Company’s common stock, par value $0.0001 (the “Common Stock”), ending two days prior to the date of grant, and two performance-based vesting grants of restricted share units (“PSUs”). Subject to Mr. Townend’s continued employment, $416,667 of the Sign On RSUs are eligible to vest on October 15, 2025 and, upon vesting, will be settled in shares of Common Stock. The remaining Sign On RSUs will vest in four equal semi-annual instalments thereafter and will be settled in shares of Common Stock. A grant of $750,000 PSUs (the “Financial Performance PSUs”), calculated based on the five-day average closing price per share of the Common Stock ending two days prior to the date of grant, will vest based on the achievement of both (i) annual financial goals established by the Compensation Committee of the Company’s Board of Directors for the years ended December 31, 2025 through 2027 (60% weighting) and (ii) the relative total shareholder return on the Common Stock for the period from October 15, 2025 through December 31, 2027 compared to the relative shareholder return for the companies included in the Nasdaq Telecom Index over the same period (40% weighting), in both cases subject to Mr. Townsend’s continued employment. The Financial Performance PSUs can vest up to 200% of the target amount awarded. In addition, a grant of 314,583 PSUs (the “Stock Price PSUs”) will vest based on both (i) the achievement of specified stock prices for the Common Stock and (ii) the passage of time through October 15, 2028, subject to Mr. Townsend’s continued service with the Company. The Stock Price PSUs will also be settled in shares of Common Stock. Mr. Townend will not be eligible for the annual grant of equity awards expected to be made to the Company’s executives in 2025.

Pursuant to the Severance Agreement, Mr. Townsend is entitled to severance payments and benefits upon certain terminations of employment subject to his execution and non-revocation of a general waiver and release of claims. Upon a termination of Mr. Townsend’s employment by the Company without Cause or by Mr. Townsend for Good Reason (each as defined in the Severance Agreement), Mr. Townsend is entitled to (a) severance payments equal to (i) 100% of his annual base salary for the “Severance Period”, payable in monthly installments following termination, (ii) a prorated portion of the annual bonus for the fiscal year of termination based on actual Company performance and target individual performance (such proration based on the number of days actually worked in such fiscal year) (the “Pro Rata Bonus”), and (b) a lump sum payment of an amount equal to the sum of the Company’s share of health plan premium payments for Mr. Townsend and his dependents for a period of 12 months following termination. The Severance Period is six months if the termination occurs within 24 months of Mr. Townsend’s employment date and 12 months thereafter. In addition, upon such a termination, (A) Mr. Townsend’s equity awards that are subject to vesting based solely upon Mr. Townsend’s continued service with the Company and would have vested during the 12-month period following the date of Mr. Townsend’s termination of employment shall vest and (B) (i) all awards that are subject to vesting in whole or in part based on the achievement of performance objective(s) (other than the Stock Price PSUs) (collectively, “Performance-Based Equity Awards”) with respect to any performance periods ending on or prior to the date of termination shall remain eligible to vest based on actual performance through the end of the applicable performance period and (ii) a pro-rated portion of Performance-Based Equity Awards with respect to any performance periods in which the date of termination occurs shall remain eligible to vest based on performance through the end of the fiscal year in which the date of termination occurs based on actual performance through the end of such fiscal year (such proration based on the number of days actually employed during such performance period).

Notwithstanding the foregoing, to the extent a termination by the Company without Cause or by Mr. Townsend for Good Reason occurs within 12 months following a Change in Control (as defined in the Severance Agreement), Mr. Townsend is entitled to receive a cash lump sum payment equal to (a) 100% of (X) his annual base salary, and (Y) his target annual bonus, (b) the Pro Rata Bonus, and (c) a lump sum payment of an amount equal to the sum of the Company’s share of health plan premium payments for Mr. Townsend and his dependents for a period of 12 months following termination. In addition, upon such a termination, the vesting of all of Mr. Townsend’s outstanding equity awards (other than the Stock Price PSUs) will accelerate, with Performance-Based Equity Awards vesting as if target performance had been achieved, pursuant to the Severance Agreement. Further, the Stock Price PSUs will be eligible to vest on or following a Change in Control (as defined in the Severance Agreement) in accordance with the terms of the underlying award agreements.

The foregoing descriptions of the Employment Agreement and Severance Agreement are qualified in their entirety by reference to the Employment Agreement and Severance Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of October 3, 2024, among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc. and John Townsend.

10.2	Severance Agreement, dated as of October 3, 2024, among Ribbon Communications Inc., Ribbon Communications Operating Company, Inc. and John Townsend.

10.3	Form of Restricted Stock Unit Award Agreement (Performance-Based Vesting) between the Company and John Townsend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
Name: Patrick W. Macken
Title: Executive Vice President, Chief Legal Officer and Secretary